UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of Earliest Event Reported) July 9, 2020

VERTICAL COMPUTER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28685	65-0393635
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 West Renner Road, Suite 200, Richardson, Texas 75082

(Address of principal executive offices (zip code))

(972) 437-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VCSY	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

SEC Regulatory Orders and Actions

On July 9, 2020, the SEC issued an Order of Suspension of Trading of the Company’s shares of Common Stock, suspending trading in the Company’s securities between July 10, 2020 and July 23, 2020. The SEC has not reinstated the Company’s right to trade its stock. The matter is styled In the Matter of Trans-Pacific Aerospace Company, Inc. and Vertical Computer Systems, Inc., File No. 500-1.

Also, on July 9, 2020, the SEC commenced an administrative proceeding against the Company (In the Matter of Trans-Pacific Aerospace Company, Inc. and Vertical Computer Systems, Inc., File No. 3-19864) pursuant to Section 12(j) of the Securities Exchange Act of 1934 to decide whether to suspend for a period not to exceed twelve months or revoke the registration of the Company’s securities based on the Company’s failure to file outstanding periodic reports, including an Annual Report on Form 10-K with audited financials for the years ended December 31, 2018 and 2019 and a Quarterly Report on Form 10-Q for each quarter in 2019 and 2020.

On July 20, 2020, a Vertical shareholder filed a motion in the administrative proceeding seeking permission to file an amicus brief or statement of views requesting that, in lieu of revocation, the SEC suspend trading in Vertical’s securities for six months so that a group of shareholders could take certain corrective actions on behalf of the Company and all shareholders. On August 18, 2020, the SEC granted the shareholder’s motion to submit a statement of views. On August 26, 2020, the SEC’s Division of Enforcement filed a response asking the SEC to revoke Vertical’s registration. On October 30, 2020, the same Vertical shareholder filed a notice with the SEC providing an update on the progress the shareholders made in replacing Vertical’s management and to bring Vertical current on its required periodic filings.

The Company is not aware of any communications or actions taken by former directors and corporate officers Mr. Wade and Mr. Mills to address any matters raised by the SEC. The SEC website does not reflect that either Mr. Wade or Mr. Mills on behalf of the Company filed a response to the SEC administrative proceeding, and as of the date of this report, the Company has not received any formal communications from the SEC Division of Enforcement except for (i) the SEC acceptance of the amicus brief, and (ii) an indication that SEC does not accept the arguments set forth in the amicus brief.

The Company intends to resolve all outstanding matters with the SEC and take all necessary actions to do so as soon as possible. To that end, the Company is currently conducting its search for independent auditors. Once new auditors have been engaged, the Company will proceed to work with the auditors to file all annual, periodic and current reports that are delinquent as soon as possible so that the Company becomes current with all SEC reporting requirements. Once the Company is current with all its reporting obligations, the Company intends to hold its annual shareholder meeting as soon as reasonably practicable but no later than October 31, 2021.

Certain matters contained in this 8-K constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events. There can be no assurance that the proposed transaction or these future events will occur as anticipated, if at all, or that actual results will be as expected. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them.

(d)     Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Computer Systems, Inc.
(Registrant)

Date: November 4, 2020	By: /s/ Len Chermack
Len Chermack
President/CEO